UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on or about August 1, 2024, Chardan Capital Markets LLC (“Chardan”) commenced an arbitration (the “Arbitration”) before the Financial Industry Regulatory Authority against XTI Aerospace, Inc. (the “Company”) and its subsidiary, XTI Aircraft Company (“Aircraft”), related to an engagement letter, dated as of June 7, 2022, by and between Chardan and Aircraft, as amended (the “Engagement Letter”). The Company filed a petition in the U.S. District Court for the Southern District of New York (the “Court”) seeking to stay the Arbitration to the extent that it was asserted against the Company. On or about January 21, 2025, the Court entered a final judgment that: (a) enjoined Chardan from prosecuting the Arbitration against the Company; and (b) declared that the Company has no contractual or other duty to arbitrate with Chardan. On or about April 30, 2025, Chardan filed an Amended Statement of Claim (the “ASOC”) that eliminated the Company as a party to the Arbitration and that was asserted solely against Aircraft. On or about June 13, 2025, Aircraft filed an answer to the ASOC and counterclaims against Chardan for breach of contract.

On July 8, 2025, Chardan, on the one hand, and the Company and Aircraft, on the other hand, entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the parties agreed to resolve and settle all claims and matters between them. Pursuant to the Settlement Agreement, simultaneous with the execution thereof, (i) Chardan, the Company and Aircraft entered into a mutual release, pursuant to which, Chardan, on the one hand, and the Company and Aircraft, on the other hand, released each other from all claims against each other, including all claims related to the Arbitration, and (ii) counsel for the parties executed a joint stipulation whereby Chardan and Aircraft agreed to dismiss with prejudice all claims asserted against each other with respect to the Arbitration, which will be filed in the Arbitration. None of the parties made any payments in connection with the Settlement Agreement and, pursuant to the Settlement Agreement, the parties agreed that none of the parties owes each other any amount or debt. Pursuant to the Settlement Agreement, the parties also agreed that the Engagement Letter is terminated and is of no further force or effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: July 9, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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